EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes, designates and appoints Chris M. Bauer, William T. James, and Mark D. Timmerman as such person’s true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution and full power to act alone and without the other, for the undersigned and in the undersigned name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form 10K, as may be required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules thereunder, and requisite documents in connection with such statements, with respect to Anchor BanCorp Wisconsin Inc. This power of attorney supersedes any previous version of the same, and shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 19th day of March, 2015.

By:	/s/ Richard A. Bergstrom	By:	/s/ Pat Richter
	Richard A. Bergstrom Director		Pat Richter Director

By:	/s/ David L. Omachinski	By:	/s/ Holly Cremer
	David L. Omachinski Director and Chairman of the Board		Holly Cremer Director

By:	/s/ Martin S. Friedman	By:	/s/ Bradley E. Cooper
	Martin S. Friedman Director		Bradley E. Cooper Director

By:	/s/ Chris M. Bauer
Chris M. Bauer Director, President and Chief Executive Officer